UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 24, 2017

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	Bernard R. Colpitts, Jr. - New Principal Accounting Officer:

Effective February 24, 2017, Bernard R. Colpitts, Jr., Vice President of Finance and Treasury and Corporate Controller of Semiconductor Components Industries, LLC (“SCI LLC”), a wholly-owned subsidiary of ON Semiconductor Corporation (the “Corporation”), was appointed Chief Accounting Officer of SCI LLC and designated the Principal Accounting Officer of the Corporation. Mr. Colpitts, age 42, continues to serve as Vice President of Finance and Treasury and Corporate Controller of SCI LLC, positions he has held since June 2013. From August 2011 to May 2013, Mr. Colpitts served as Senior Director, Controller of SCI LLC, and he held various positions with SCI LLC related to accounting, finance, and financial reporting from 2000 to 2006. Prior to re-joining the Corporation in August 2011, Mr. Colpitts served as Vice President, Controller, and Chief Accounting Officer of Harry & David Holdings, Inc., a premium food and gift producer and retailer, from January 2007 to December 2010. Mr. Colpitts is a Certified Public Accountant.

Mr. Colpitts will receive salary, semi-annual incentive awards, and long-term incentive awards in the form of performance-based restricted stock units and restricted stock units, and will participate in other compensation and benefit programs, at levels consistent with his position and scope of responsibility. The Corporation’s compensation and benefit plans are more fully described in the “Compensation Discussion and Analysis” section of the Corporation’s Proxy Statement on Schedule 14A relating to its 2016 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 13, 2016, and incentive plans and incentive plan agreements are included as exhibits to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: February 28, 2017	By:	/s/ BERNARD GUTMANN
Bernard Gutmann
Executive Vice President, Chief Financial Officer, & Treasurer